Exhibit 10.06

CERTAIN INFORMATION IN THIS EXHIBIT, MARKED BY [****], HAS BEEN EXCLUDED. SUCH EXCLUDED
INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL.

TORPEDO ENTERPRISES AGREEMENT

The PARTIES in this private agreement are:

TELEFONICA BRASIL S / A, registered under CNPJ / MF number 02.558.157 / 0001-62, headquartered at Av. Engineer Luiz Carlos Berrini, 1376, Cidade Monções, São Paulo - SP, for its branches, hereinafter simply called “VIVO”.

And ZENVIA MOBILE SERVIÇOS DIGITAIS S.A., registered under CNPJ / MF number14.096.190 / 0001-05, headquartered at Av. Carlos Gomes, 300, 7º andar Boa Vista, Porto Alegre / RS, hereinafter referred to simply as “INTEGRATOR” or “COMPANY”, represented by its legal representatives who signed it. “VIVO” and “COMPANY” hereinafter are referred to as “PARTIES”;

They have agreed to execute, as they do, this Agreement, in accordance with the following clauses and conditions:

1.	APPLICABLE ANNEXES AND DOCUMENTS

1.1. The documents described below are an integral part of this Agreement, and their terms and conditions are valid for all legal purposes, unless they contradict the provisions of this instrument, in which case the terms of this Agreement shall prevail:

1.1.1.	Attached Documents:

●	Annex I - Commercial Model

●	Annex I A - Exceptions to the Business Model

●	Annex II - Description of the Opt-in / out Process and Database

●	Annex III - Service Integration Manual

●	Annex IV - Anti-Corruption Certificate for Telefônica Suppliers and Business Partners

2.	DEFINITIONS AND TERMINOLOGIES

2.1.	ADVERTISER: legal entity that will contract the services that the COMPANY will make available, as provided in this Agreement. COVERAGE AREA: geographical area where a MOBILE DEVICE can be serviced by the radio equipment of a PMS Base Station;

2.2.	FORMAL AUTHORIZATION (OPT-IN): confidential authentication process by which the CLIENTS' formal authorization to send TEXT MESSAGES, especially SMS MARKETING, is obtained;

2.3.	COMPANY CLIENTS DATABASE: company database in which to store FORMAL AUTHORIZATIONS (OPT-IN) for sending TEXT MESSAGES, as well as its FORMAL CANCELLATIONS (OPT-OUT), according to Annex II;

2.4.	VIVO CLIENTS DATABASE: VIVO's proprietary database, of a confidential nature, containing the data (MSISDNs only) of its Clients

2.5.	FORMAL CANCELLATION (OPT-OUT): confidential process by which the client requests the cancellation and / or non-sending of TEXT MESSAGES from the ADVERTISERS and / or VIVO;

2.6.	CHARACTERS: any data, numeric digit, letter of the alphabet or special symbol;

2.7.	SMS SENDER NAME (ALPHA TAG): Send notifications with an Alpha tag, that is, “sender's name” instead of sending the message from an anonymous number.

2.8.	GATEWAYS GSM: are devices that allow direct routing between digital and analog IP networks to GSM mobile phone networks. Through this connection it is possible to send illegal bulk SMS to clients without any release / agreement with the operator;

2.9.	CLIENT: individuals or companies with MOBILE DEVICES capable of receiving and / or sending TEXT MESSAGES, that have provided FORMAL AUTHORIZATIONS (OPT-IN) to VIVO and the ADVERTISER;

2.10.	INTERNATIONAL CONNECTION: this is the direct routing between international IP networks with national IP networks allowing the massive sending of SMS originating from other countries and terminating in the SMS Clients of the local operator;

2.11.	MOBILE DEVICE: means a product used to establish a wireless connection between a Client and an operator, including cell phones, "palm tops" with a cell phone line and others compatible with the MEE system and capable of sending and receiving TEXT MESSAGES.

2.12.	APPROVED COMPANY (COMPANY): is the company responsible for supplying and managing the TEXT MESSAGES to be delivered to the CLIENTS, using their own equipment and software, properly integrated into VIVO systems;

2.13.	TECHNICAL MANAGEMENT: this is a value-added service that includes planning, management and technical and commercial support, such as, but not limited to the coordination of bases and LAs (short codes), platform configuration, configuration and release of TPS (transaction per second), follow-up of delivery attempts for TEXT MESSAGES, consolidation and sending of reports, etc.;

2.14.	LARGE ACCOUNT (LA) or SHORT CODE: numbers made available by VIVO to the COMPANY for receiving and sending TEXT MESSAGES solely and exclusively for the execution of the object of this Agreement, Annexes and / or applicable documents;

2.15.	MECHANISM FOR THE TECHNOLOGICAL INTEGRATION OF THE MESSAGE SERVICE: this is the mechanism for technical integration between the Parties.

2.16.	TEXT MESSAGE or SMS (SHORT MESSAGE SERVICE): service modality provided by VIVO that allows the forwarding of TEXT MESSAGES to / by MOBILE DEVICE, sent from an application, platform or typed directly on the MOBILE DEVICE;

2.16.1.	MO MESSAGE: refers to transmitted TEXT MESSAGES originating from the CLIENT'S MOBILE DEVICE

2.16.2.	MT MESSAGE: refers to transmitted TEXT MESSAGES destined to the CLIENT'S MOBILE DEVICE (read or not by the client).

2.17.	TEXT MESSAGE TRANSMITTED: TEXT MESSAGES transmitted on the Torpedo Enterprises platform,

2.17.1.1.	TEXT MESSAGE EFFECTIVELY DELIVERED: TEXT MESSAGES effectively delivered / successfully completed on the CLIENT'S MOBILE DEVICE, which includes MO MESSAGES and MT MESSAGES effectively delivered.

2.17.1.2.	TEXT MESSAGE NOT DELIVERED: TEXT MESSAGES not successfully delivered to the CLIENT'S MOBILE DEVICE for different reasons, not limited to: blocked cell, disconnected cell, stolen line, barred status line, etc.

2.18.	AWARDS VIA SMS

2.18.1	Draws of any kind, free or not, approved under the terms and in accordance with the applicable legislation, in Brazil or abroad;

2.18.2	Cultural competitions of any kind, free or not, under the terms and in accordance with the applicable legislation, held in Brazil and or abroad;

2.18.3	Discounts of any kind, including, but not limited to, promotional values for messages, gratuity and / or special values for the service, linked or not to one of the aforementioned forms of promotional actions.

2.19.	COMPANY FORMAL AUTHORIZATION PROCESS: process described in Annex II by which the COMPANY will obtain the FORMAL AUTHORIZATION (OPT-IN) for sending TEXT MESSAGES to CLIENTS, as well as their CANCELLATION (OPT-OUT).

2.20.	VALUE ADDED SERVICE: refers to the products and / or services and / or content that add, to a telecommunications service that supports it and should not be confused with it, new utilities related to access, storage, presentation, movement or information retrieval, which are created by third parties to be marketed, provided, and / or distributed by VIVO to users of value-added services using data or voice transmission;

2.21.	PERSONAL MOBILE SERVICE (PMS): terrestrial mobile telecommunications service of collective interest that enables communication between mobile stations and from mobile stations to other stations;

2.22.	SITE: logical place available on the Internet, accessible through an electronic address;

2.23.	SMPP (SHORT MESSAGE PEER TO PEER): open protocol, developed to provide an interface for flexible data communication, for the transfer of an SMS between an SMS Center (SMSC), GSM USSD (Unstructured Supplementary Services Data) or any other type of message center and SMS applications, such as a voice mail platform, email server, WAP proxy server or any other messaging gateway;

2.24.	SMS LINK: regular SMS that has in its content a URL that allows access to a specific WEB address or internal VIVO services through the MOBILE DEVICE;

2.25.	SMS MARKETING: use of TEXT MESSAGES services for the dissemination, invitations, incentives for purchase or commercial transaction of any product or service, such as, but not limited to: (i) the act of encouraging the purchase / use of a product / service of the company or ADVERTISERS that subcontract it; (ii) TEXT MESSAGES that have advertising, promotional or marketing connotations, or that show preference for any company or brand. They must be previously and expressly requested and authorized, in writing by the CLIENTS with FORMAL AUTHORIZATION (OPT IN); and (iv) TEXT MESSAGE that is not characterized as merely informative messages from a service provision contracted by the CLIENT, such as, but not limited to: (a) informational messages about medical consultations; (b) informational bank transaction messages (TORPEDO FINANÇAS) etc.

2.26.	SPAM: the sending of messages to one or more clients without their FORMAL AUTHORIZATION (OPT IN);

2.27.	LEVEL 1 SUPPORT: remote support (phone, email or web) aiming to solve the problems detected by VIVO or the solution through appropriate guidance to the CLIENT;

2.28.	TORPEDO ENTERPRISES: telecommunications service (messaging) provided by VIVO, which allows the forwarding of TEXT or SMS MESSAGES (SHORT MESSAGE SERVICE) in a massive way and approved by VIVO to MOBILE DEVICES. They are sent from an application, platform, delivered to the MOBILE DEVICE of the client, not limited to: sending of informative SMSs, media and marketing destined to employees, suppliers, partners, clients, investors, service providers to ADVERTISERS, among others.

3.	OBJECT

3.1.	The purpose of this Agreement is:

3.1.1.	The hiring of VIVO by the COMPANY to:

3.1.1.1.	Provide technological and commercial solutions, through specific projects, using TEXT MESSAGES and for CLIENTS, always respecting the rules set forth in this Agreement, its Annexes and applicable documents;

3.1.1.2.	Implement, under the terms and conditions now contracted, the company's projects, previously approved by VIVO;

3.1.1.3.	Provide services for sending TEXT MESSAGES, under the terms and conditions contracted in this Agreement, respective Annexes and / or applicable documents.

3.1.2.	The approval and granting, by VIVO, of the title of APPROVED COMPANY given to the COMPANY, granting it:

3.1.2.1.	Use of the logo that identifies it as such;

3.1.2.2.	Presence in VIVO's marketing materials;

3.1.2.3.	The possibility of disclosing VIVO in its communication and advertising materials provided they are previously and expressly approved by VIVO.

3.1.2.4.	The exchange of information between VIVO and the COMPANY for the delivery of TEXT MESSAGES will be carried out through technical integration detailed in Annex III.

3.1.3.	The provision of services for sending TEXT MESSAGES, by VIVO to the COMPANY, so that it can provide technological and commercial solutions through specific projects that use TEXT MESSAGES, such as:

3.1.3.1.	Informational messages or messages with internal procedures for employees, suppliers, investors, and service providers of the COMPANY or the ADVERTISER that subcontracts the COMPANY;

3.1.3.2.	Informational messages or messages with internal procedures for direct Clients of the COMPANY or ADVERTISING Clients that subcontract the COMPANY, provided they have expressly given the FORMAL AUTHORIZATION (OPT IN);

3.1.3.3.	Sending SMS MARKETING.

4.	VALIDITY

4.1.	This Agreement is valid from 4/1/2020 to 3/31/2022, and the Parties can extend it by signing an addendum.

5.	DISCLAIMERS

5.1.	The COMPANY declares, in this Agreement, to have full knowledge of the conditions of access, use and enjoyment of the TEXT MESSAGE service delivered to VIVO clients, as well as that TEXT MESSAGES can be delivered late, or even not be delivered, if the CLIENT'S MOBILE DEVICE is disconnected or out of VIVO's digital coverage area due to any and all blocking of the mobile service, because the user of prepaid service is “inactive”, or any other technical or operational impossibility.

5.1.1.	VIVO cannot be held responsible for losses and damages resulting from activities that have not been carried out or activities that may be considered untimely or inadequately developed, due to the non-receipt of TEXT MESSAGES.

5.2.	The COMPANY declares to be aware and agrees that, due to any of the events mentioned in clause 5.1 above, the delivery time of the TEXT MESSAGES may exceed a few minutes, except in the event of the impossibility, in some cases, of delivering the TEXT MESSAGE.

5.3.	VIVO is not liable for claims, complaints, representations and legal actions of any kind or nature regarding the content and nature of the use of TEXT MESSAGES in applications or any services developed by the COMPANY.

5.3.1.	It is the sole responsibility of the COMPANY, which now assumes, in this Agreement, in an irrevocable, irrefutable, unrestricted and unconditional manner, any responsibility arising from the contents transmitted and the nature of the TEXT MESSAGES by the COMPANY.

5.4.	TEXT MESSAGES containing a maximum of 160 (one hundred and sixty) alphanumeric characters will be sent to the CLIENTS, including the header.

5.4.1.	The COMPANY declares, in this act, to be aware that TEXT MESSAGES containing more than 160 (one hundred and sixty) characters may be discarded by VIVO, not being DELIVERED to CLIENTS.

5.5.	TEXT MESSAGES sent to CLIENTS containing special characters may be delivered to CLIENTS in an unformatted way.

5.6.	It is prohibited to use any MOBILE DEVICE as a means of sending multiple TEXT MESSAGES, regardless of the recipient (including, but not limited to CLIENTS, VIVO's clients, ADVERTISER's employees or any other group), under penalty of immediate termination of this Agreement and the sanctions provided for in clause 9.4. below.

5.6.1.	To this end, the COMPANY must comply with all VIVO specifications and determinations, contained in Annex III (Service Integration Manual).

5.7.	VIVO may change the delivery parameters of MT MESSAGES, such as, delay of processing which were originally immediate, volume of messages per second in seasonal periods, periods of silence of the system CLIENTS, but not limited to: MT MESSAGE expiration time. The changes described above will take place whenever VIVO assumes that the company's requirements may, in some way, reduce the performance of its infrastructure, as well as its platforms.

5.8.	The COMPANY is strictly forbidden to forward a TEXT MESSAGE to VIVO clients, regardless of its content form or means, who have not given FORMAL AUTHORIZATION (OPT-IN) for that purpose or who have requested FORMAL CANCELLATION (OPT- OUT).

6.	VIVO'S OBLIGATIONS

6.1.	The following are VIVO's obligations, without prejudice to the other provisions of this Agreement:

6.1.1.	Strictly comply with the terms described in this Agreement and its Annexes.

6.1.2.	Do not make cuts or changes in the content of TEXT MESSAGES, unless caused by excessive characters or use of special characters.

6.1.3.	Install firewalls and security devices in its connectivity network, in the technical standards mostly adopted by the market, in order to avoid undue access by any third party to the network or systems involved in the provision of the services covered by this Agreement.

6.1.3.1.	Notwithstanding the provisions of the clause above, VIVO will not be responsible for the transmission or interception of TEXT MESSAGES that may have been modified and transmitted through the use of ADDED VALUE SERVICES, when they are traveling inside or outside VIVO's networks.

6.1.4.	Provide, define or indicate to the COMPANY the MECHANICAL INTEGRATION MECHANISM OF THE MESSAGE SERVICES (Torpedo Enterprises), for identification and authentication of the COMPANY's access, as the case may be, to the VIVO TEXT MESSAGES sending / receiving platform.

6.1.5.	Establish, designate and maintain, if applicable, LA's or Alphatags for interaction with CLIENTS, to which the latter will send their messages in order to interact with the COMPANY, in addition to providing logical access to this resource for integration between the systems of both Parties.

6.1.6.	VIVO is not responsible for not receiving TEXT MESSAGES due to the occurrence of any fact or situation that prevents such activity, such as: (i) absence or degradation of coverage, permanent or temporary; (ii) equipment failure; (iii) power or transmission failure, or as a result of (iv) blockages of the mobile service, in the condition of inactive user of the Prepaid System, (v) suspension at the Client's request (not originating or receiving calls), (vi) recipient in an analog coverage area, (vii) recipient with a Mobile Device turned off or recipient outside VIVO's coverage area, (viii) recipient with an analog mobile station or any other technical impossibility.

6.1.7.	VIVO cannot be held responsible for losses and damages resulting from activities not carried out or not performed due to the non-receipt of TEXT MESSAGES.

7.	OBLIGATIONS OF THE COMPANY

7.1.	The following are the COMPANY’S obligations, without prejudice to the other provisions of this Agreement:

7.1.1.	Strictly comply with the terms described in this Agreement and its Annexes.

7.1.2.	Be responsible for obtaining prior FORMAL AUTHORIZATION (OPT IN) from the ADVERTISERS 'CLIENTS to send and receive TEXT MESSAGES, the object of this Agreement. It must keep a copy of the referred FORMAL AUTHORIZATION (OPT IN) from the CLIENTS receiving the TEXT MESSAGES, as well as FORMAL CANCELLATIONS (OPT-OUT), fully exempting VIVO from any responsibilities, be it joint or subsidiary, regarding the lack of FORMAL AUTHORIZATION (OPT IN) or fraud of this nature.

7.1.2.1.	THE FORMAL AUTHORIZATION (OPT-IN), in addition to the text itself containing the express authorization, must also contain, when possible, the following information: (i) full name of the person responsible; (ii) telephone number; (iii) specific purposes for which this information will be used, including the guarantee of such information not passed on to any third parties; and (iv) time period for using the register.

7.1.3.	Not send TEXT MESSAGES to CLIENTS using the infrastructure or computer systems of operators competing with VIVO.

7.2.	The COMPANY is strictly prohibited from:

7.2.1.	Sending TEXT MESSAGES to CLIENTS who have not given FORMAL AUTHORIZATION (OPT-IN).

7.2.2.	Sending TEXT MESSAGES to CLIENTS who have requested FORMAL CANCELLATION (OPT-OUT) of sending TEXT MESSAGES

7.2.3.	Sending TEXT MESSAGES by any means other than an LA (or short code) or Alphatag.

7.2.4.	Sending TEXT MESSAGES to CLIENTS, through any network other than the VIVO network, such as international signaling networks (INTERNATIONAL CONNECTION).

7.2.5.	Sending TEXT MESSAGES through GATEWAYS, or perform any type of service related to this purpose.

7.2.6.

7.2.7.	Sending messages using technologies that represent variations of SMS. The COMPANY can only send simple SMS, such as SMS Flash, SMARTMESSAGE and similar technologies.

7.3.	Failure to comply with clause 7.2 will subject the COMPANY to the payment of a non-compensatory fine in the amount of [*****], per TEXT MESSAGE sent, regardless of the content, without prejudice to the losses and damages arising from it. It may also result, at Vivo's discretion, in the unilateral termination of this Agreement without prior notice.

7.4.	VIVO may at any time carry out the analysis of the messages sent by the COMPANY in order to check if the COMPANY is correctly complying with the conditions established in this Agreement.

7.5.	The COMPANY undertakes not to send TEXT MESSAGES to CLIENTS, ADVERTISERS or third parties that VIVO so formally indicates to the COMPANY.

7.6.	The COMPANY is fully responsible for the content of the TEXT MESSAGES delivered to VIVO, typed and /or created by it or by third parties, including ADVERTISERS, responding for its content in court or out of it, for which it exempts VIVO, unconditionally, from any responsibility, whether solidary or subsidiary, for any and all claims, complaints, representations and lawsuits of any kind or nature, referring to the services whose supply is the responsibility of the COMPANY, including claims from CLIENTS or third parties, in the event of disclosure of their information that is of confidential nature.

7.7.	Take full responsibility for the content of the TEXT MESSAGES sent to CLIENTS, guaranteeing VIVO that the texts or contents of the TEXT MESSAGES do not violate the intellectual property rights of third parties, regardless of the country, as well as trademarks, trade secrets or other third-party rights, including issues related to the development and application of computer systems used. It declares that the referred texts or contents do not constitute infringement of any legal device, keeping VIVO up to date and safe from any doubt or future challenge with respect to the provisions of the previous clause, excluding Vivo from any liability, whether of a joint or subsidiary nature. The COMPANY is responsible in court or out of it for any and all claims, complaints, representations and lawsuits of any kind or nature, referring to questions related to this clause.

7.8.	Identify itself in VIVO's systems through the specific MECHANISM FOR THE TECHNOLOGICAL INTEGRATION OF THE MESSAGE SERVICE, subject to the provisions of this Agreement, its Annexes and applicable documents.

7.9.	At the request of VIVO, inform the IP address to which the TEXT MESSAGES forwarded to and from CLIENTS should be sent.

7.9.1.	Inform VIVO, at least 48 (forty-eight) hours in advance, about any type of scheduled service interruptions, including, but not limited to: updates, maintenance or changes.

7.9.2.	Inform VIVO, at least 30 (thirty) business days in advance, of changes in topology or any element that implies the performance of any type of activities by VIVO.

7.10.	Be responsible for the confidentiality and secrecy of the data and information related to the MECHANISM FOR THE TECHNOLOGICAL INTEGRATION OF THE MESSAGE SERVICE provided in accordance with the Annexes of this Agreement, exempting VIVO from any responsibility arising from any fraud that may occur due to the leak or unauthorized access to these data and information. The COMPANY is committed, from now on, to bear all the damages and costs that it has caused, inherent to the improper use of the MECHANISM FOR THE TECHNOLOGICAL INTEGRATION OF THE MESSAGE SERVICE until the date of opening of a call at VIVO so that this identification and authentication data can be modified, as appropriate.

7.11.	As far as the COMPANY is concerned, take responsibility for fines and penalties imposed by the inspection of the Ministry of Labor and Social Security or other federal, state or municipal public bodies due to this Agreement or its execution.

7.12.	Maintain, for the entire term of this Agreement, a complete file of all information and documentation regarding the services covered by this Agreement, including, but not limited to FORMAL AUTHORIZATIONS (OPT-IN) and FORMAL CANCELLATIONS (OPT-OUT), with due care, security and confidentiality, as well as providing reports when requested.

7.13.	Return, upon the termination of this Agreement, all documents received from VIVO or that contain information obtained during the term of this Agreement.

7.14.	Comply, in the execution of this Agreement, to the Federal, State and Municipal Laws, related to traffic, insurance, labor and social security obligations, accidents at work, occupational safety and health and other applicable laws (also providing personal protective equipment, when necessary). It assumes all responsibility, including all fiscal or para-fiscal obligations, arising therefrom, exempting VIVO from any charges and responsibilities.

7.15.	Respect the confidentiality and secrecy of the data and information that VIVO conveys or facilitates for the fulfillment of this Agreement, as well as everything related to the project now contracted or its execution. It is prohibited, therefore, to provide or reproduce in any way any information to third parties, including VIVO suppliers, without VIVO's prior authorization.

7.16.	Assume, on an exclusive basis, the conditions of employer, boss or entrepreneur, with regard to the people hired for the fulfillment of this Agreement by the COMPANY, guaranteeing VIVO the compensation for any damages caused by these people, as well as the payment of any and all indemnities arising from the liability attributed to it as a result of the execution of this Agreement. This includes cases where the COMPANY subcontracts or contracts outsourced labor for the execution of this Agreement, which may occur only with VIVO's prior and express authorization.

7.17.	Immediately exclude VIVO from any and all judicial or administrative proceedings that are filed / instituted by an employee of the COMPANY, third parties or governmental agency due to this Agreement, its Annexes and applicable documents and / or its execution, exempting VIVO from any burden or responsibility.

7.18.	Comply with and enforce the contractual responsibilities assumed by its employees, agents and contractors.

7.19.	Bear all commute, travel, transportation, meals, lodging, daily expenses, insurance for its employees / agents, necessary for the performance of the services included in this Agreement.

7.20.	Be responsible for the payment of all taxes that are levied or will be levied on the activities inherent to the execution of the contractual object. Therefore, VIVO does not have any obligation in relation to them.

7.20.1.	The COMPANY will be responsible for any insufficient or undue tax collection and for any tax violations committed resulting from the execution of the contractual object.

7.21.	Provide, as needed and requested by VIVO, all security and protection mechanisms, such as firewall, virtual private networks (VPN), data encryption through the use of certifying entities, public and private keys (PKI).

7.22.	Be responsible for the content of services created by third parties that have a business relationship with the COMPANY, in order to provide TEXT MESSAGE SERVICES, always observing legal restrictions, especially the right of possession and ownership, ethics and applicable customs, as well as any commercial operations or other services contracted by the CLIENTS, responding in isolation, as long as proven guilty or willfulness, for all the damages it causes to VIVO or third parties, including reimbursing VIVO for the amount of indemnities demanded in court or outside it.

7.23.	Be the owner or licensee of all copyrights of the TEXT MESSAGE SERVICES that are the object of this Agreement, observing all legal provisions and maintaining, in any event, VIVO always indemnified and exempt from any responsibility before it or any third parties, with respect to rights, licensing or copyright and intellectual property with reference to the TEXT MESSAGE SERVICES provided by the COMPANY.

7.24.	Exempt VIVO from any liability to CLIENTS or third parties for improper access to TEXT MESSAGE SERVICES transmitted during the provision of services by third parties. Undue access is understood to be that performed by means other than those agreed by the Parties and contemplated in this Agreement, provided that it is carried out outside the operating environment of VIVO. The COMPANY is fully responsible for the disclosure regarding the steps that must be taken by employees, subcontractors or agents responsible for updating and sending the TEXT MESSAGE SERVICES to VIVO or for any illicit use of the network by the company's employees, subcontractors or agents.

7.25.	Guarantee, under the penalties of the law and especially of the Consumer Protection Code, the availability of a support channel to the CLIENTS, to provide clarifications on the services provided by the COMPANY, insofar as contracts between the COMPANY and the ADVERTISERS are executed, disclosing this channel in a clear and visible way, in the various available media, and authorizing, from now on, VIVO to disseminate it as well.

7.25.1.	This channel must be included in all the communication used in the dissemination of the services provided by the COMPANY, being the COMPANY responsible for making all the necessary updates.

7.26.	Ensure the operation of the necessary infrastructure for the provision of TEXT MESSAGE SERVICES.

7.27.	The COMPANY shall properly guide and inform VIVO and the CLIENTS, throughout the duration of this Agreement, about the necessary resources, features and the way to use the TEXT MESSAGE SERVICES.

7.28.	The COMPANY will be fully responsible for any and all damages or losses caused to VIVO or third parties.

7.29.	The COMPANY will be fully liable for any amounts charged to VIVO, to which it has given cause, by virtue of its subsidiary or solitary judicial or administrative sentence, arising, directly or indirectly, from the performance of the object of this Agreement, assuming any and all amounts pecuniary damages resulting from the conviction, as well as procedural costs, expenses, attorneys' fees, succumbence fees, etc.

7.30.	The COMPANY is prohibited from using, referring to or citing the name or logo of VIVO in any advertising or publicity, for whatever purpose, without its prior and express consent.

7.31.	The Parties agree that, for all purposes, the COMPANY will be considered the sole and exclusive employer of its employees and agents appointed for any activities that are part of the object of this Agreement, and the COMPANY should designate for the execution of this only personnel regularly employed, in perfect compliance with current labor legislation.

7.32.	The COMPANY assumes full responsibility, whether present, past or future, for labor, social security and tax charges arising from the relationship maintained with its employees, exempting VIVO from any obligations, formally and promptly committing to reimburse VIVO, all and any expenses or costs that it has provenly disbursed under this heading.

7.33.	The COMPANY will be solely and exclusively responsible for the full execution of this Agreement, before VIVO, and all parallel or subrogated contractual obligations between the COMPANY and its outsourced contractors / suppliers will be the COMPANY’s sole responsibility.

7.34.	The COMPANY will not create or transmit any information to VIVO or to Clients that:

(i)	Is false or lead to dubious interpretations;

(ii)	Invade the privacy of third parties or harm them in any way;

(iii)	Somehow promote racism against minority groups, or any form of political or religious fanaticism, discriminating against groups of people or ethnicities;

(iv)	Is obscene;

(v)	Violates the rights of third parties, including, but not limited to, intellectual property rights, and / or the creation and sending of unsolicited or unfounded TEXT MESSAGES (SPAM);

(vi)	Is in any way prohibited or not recommended for a certain age group.

(vii)	Is prohibited or violates any law or regulation.

7.35.	The COMPANY undertakes to keep confidential any and all information pertaining to VIVO's business and activities, regardless of the form in which such information is or has been obtained.

7.36.	The COMPANY agrees not to use any of the aforementioned information except for the purposes permitted herein, as well as not to disclose any of such information except as permitted, in writing, by VIVO.

7.37.	The COMPANY shall provide LEVEL 1 SUPPORT to ADVERTISERS.

7.38.	The COMPANY shall be responsible for describing, in writing, to VIVO the process by which it will obtain the FORMAL AUTHORIZATION (OPT IN), as well as the FORMAL CANCELLATION (OPT-OUT), as provided in Annex II

7.38.1.	If the Client changes the line number of their MOBILE DEVICE, the COMPANY will be entirely responsible for updating the new number, and must clearly communicate to the CLIENT that they must keep this information up to date.

7.38.2.	The database containing all the information provided by the CLIENTS must be protected by the COMPANY itself, or by a company hired for this purpose. In both cases the COMPANY must protect VIVO against:

(i)	Theft or destruction of the information contained in this register;

(ii)	The use by third parties (authorized or not) of this register for any other purposes.

7.39.	The COMPANY is responsible for obtaining and managing the FORMAL CANCELLATION (OPT-OUT), ensuring that this CLIENT will not receive any more TEXT MESSAGES.

7.39.1.	The opt-out option by the CLIENT must be included in all SMS MARKETING TEXT MESSAGES managed by the COMPANY.

7.40.	The COMPANY is strictly forbidden to:

7.40.1.	Use the object of this Agreement to carry out AWARDS VIA SMS.

7.40.2.	Use the object of this Agreement to perform SPAM.

7.40.3.	Send TEXT MESSAGES with advertising, informational content or that in any way allows the presentation of: (i) telephone companies competing with VIVO, and (ii) companies whose social activity is similar to that exercised by VIVO, including any advertisement or offer of products and / or services of these companies, (iii) or any content that induces the CLIENT's migration to another competing operator.

7.40.4.	Subcontract companies in order to provide SMS connections and / or interconnections, such as, but not limited to PMS operators, SMS COMPANIES and the like.

7.40.5.	The resale of TEXT MESSAGES to ADVERTISERS, according to the current legislation.

7.41.	VIVO may block the sending of TEXT MESSAGES, in cases that they do not fall within the clauses covered in this Agreement. In such cases VIVO is not responsible for the costs incurred by the COMPANY

7.42.	In dispute scenarios, the COMPANY must provide the information and data, including detailed information from CDRs that prove this request.

7.43.	The COMPANY is prohibited from delegating, assigning or transferring, in whole or in part, the rights and duties of this Agreement, without the prior and express authorization of VIVO.

8	BUSINESS MODEL AND PAYMENT METHOD

8.1.	For the purpose of this Agreement, the COMPANY will pay VIVO the value of the TEXT MESSAGES, as provided for in Annex I of this Agreement.

8.2.	The taxes that may be levied are already included in the values set out in Annexes I

8.3.	The COMPANY will pay value of the service object of this Agreement together with the other services charged in the telecommunications services invoice or in a specific invoice for this purpose.

8.4.	Such invoice must be paid in full, and partial payment is prohibited.

8.5.	In any event, all the conditions and provisions related to the provision of the PMS will be applied to define penalties, monetary restatement, fine, interest and other late payment charges and other issues and provisions related to late payment.

8.6.	In the event of default of the regular payment obligations, the services now contracted may be suspended at VIVO's sole discretion, regardless of any prior notices or communications, until all and any debts under the company's responsibility are settled.

8.7.	In case of service blockage due to company default, the service object of this Agreement will be reestablished within 3 (three) business days after the settlement of the debt is proven.

8.8.	A payment delay of more than 90 (ninety) days will result, in addition to the penalty provided for in the above clauses, the immediate and irrevocable termination of this Agreement, as per clause 10.1.1, without prejudice to the losses and damages to be determined.

9.	BREACH OF OBLIGATIONS

9.1.	Non-compliance with the obligations provided for in this Agreement, by any of the Parties, will be communicated by the aggrieved party, by means of written notification, so that it can be regularized within 10 (ten) working days.

9.1.1	Failure to settle obligations within the period stipulated above may give rise to the application of the fine described in clause 9.4. below, as well as the termination of this Agreement under clause 10 of this Agreement.

9.2.	The application of fines will occur cumulatively, as each obligation is no longer fulfilled.

9.3.	The fines, possibly applied, will be considered as net and certain debts, based on this Agreement, or VIVO may collect them in court, serving, for this purpose, this Agreement, as an extrajudicial enforcement order.

9.4.	The amount stipulated for the non-compensatory fine is [*****] times the average amount of the last [*****] invoices.

10.	TERMINATION

10.1.	This Agreement may be terminated unilaterally, at any time, by any of the Parties, and without incurring any burden or penalty, subject to at least 30 (thirty) days prior written notice.

10.1.1.	The COMPANY declares and acknowledges, for all legal purposes, in an irrevocable, unrestricted and complete manner, that the cessation of the provision of this service by VIVO will not constitute any burden for VIVO vis-à-vis the COMPANY.

10.1.2.	In the event the COMPANY terminates this Agreement, it must, within a maximum period of 30 (thirty) days after notification of termination, make the payment to VIVO of the debit balance set out in Annex I.

10.2.	This Agreement may also, at the innocent party's option, be considered terminated in its own right, by means of judicial or extrajudicial notice or notification, in the following cases:

10.2.1.	If, in the event of total or partial non-compliance with any of the provisions of this Agreement and/or its annexes, the defaulting Party fails to remedy said breach within 10 (ten) days from the date of receipt of written notice issued by the Other part; or

10.2.2.	In the event of bankruptcy or judicial or extrajudicial recovery of either Party; or

10.2.3.	Failure to settle obligations under clause 9.1.;

10.2.4.	The recurrence of non-compliance with the obligations provided for in this Agreement.

10.3.	In the event of termination for any reason attributable to the COMPANY, in accordance with the terms of this Agreement, the COMPANY will be responsible for the payment of losses and damages to be determined, in accordance with current legislation.

10.4.	The Agreement may also be terminated by VIVO, without any burden or penalty, in the event of any of the following events involving the structure of the COMPANY and / or any of its affiliated, controlled or controlling companies, direct or indirect: (i) subrogation of another entity in the rights and obligations derived from this Agreement when the dissolution, liquidation, merger, absorption, spin-off or any corporate reorganization occurs with a company that did not have any previous corporate relationship with the COMPANY; (ii) substantial change in the ownership of shares or corporate interests, considering, for this purpose, as a substantial change, any change that changes the control of the COMPANY.

10.4.1.	In any of these events, the COMPANY is obliged to inform VIVO, in writing, any of the events within up to 5 (five) business days, under penalty of characterization of contractual non-compliance.

11.	CONFIDENTIALITY

11.1.	The receiving party, its administrators, agents and employees shall keep absolute confidentiality regarding all data and information provided by the disclosing party for the fulfillment of this Agreement, until 5 (five) years after its termination.

11.2.	The Parties are responsible for any unauthorized disclosure made by any of their employees, agents, contractors, agents, representatives who have received information and will take administrative and judicial measures to prevent them from disclosing or using, in a prohibited or not authorized way, the referred information.

11.3.	The receiving party undertakes to keep any and all information regarding the business and activities of the disclosing party confidential, regardless of the form in which such information was obtained. The COMPANY agrees not to use any of the aforementioned information except for the purposes permitted herein, as well as not to disclose any such information except as permitted, in writing, by VIVO.

11.4.	The use or access by the parties of systems and/or software required to perform the services contracted herein does not imply the right of reproduction, sale, licensing, lease or otherwise transfer of the software and documents that may be provided or that they have access in any way.

11.5.	The receiving party immediately recognizes that the information provided to them by the disclosing party, regarding any of their data and information, is the exclusive property of the disclosing party, and the receiving party is not allowed to keep copies or dispose of them in any way, at any time, and for any purpose, except for the performance of this Agreement, undertaking to give confidential treatment to such information or data, under penalty of incurring a contractual breach.

11.6.	The Parties undertake to maintain the most complete and absolute confidentiality regarding any data, materials, details, information, documents, technical or commercial specifications, innovations and improvements, whether created or developed, jointly or individually, by the other party or third parties, even if they result from the contracted services, and which they may have knowledge or access to, or which are entrusted to them under this Agreement, and cannot, under any pretext, disclose, reveal, reproduce, use, or inform third parties strangers to this contract, under the penalties of the law.

11.7.	If there is a need to destroy documents and data that contain information related to the disclosing party, its contractors, its clients and/or third parties, the receiving party undertakes to do so only in a location made available and/or indicated by the disclosing party, obliging itself, also, to allow the disclosing party to completely destroy the memory files of the machines and other equipment that the receiving party uses in the execution of the Agreement.

11.8.	All provisions of this clause also bind the parties for acts of their successors, employees, agents, suppliers and/or subcontractors.

11.9.	Upon rescission or termination of this Agreement, the parties undertake to return all documents delivered to them, and which contain information received or obtained during the term of this Agreement, except for those that, by nature, must be, exclusively and mandatorily, kept by the parties as proof of their obligations, including to third parties.

11.10.	The receiving party is expressly prohibited from accessing the disclosing party's systems for purposes other than the object of this Agreement and/or using any equipment of the disclosing party to access or attempt to access third-party environments.

11.11.	The confidentiality obligations provided for in this clause shall not apply to the following cases: (i) the information that, at any time, fall in the public domain or are or have been taken publicly, without contractual infraction being configured; (ii) the information that is known to the receiving party prior to its disclosure by the disclosing party, or has been independently developed by the representatives of the receiving party, without them having access to such information; (iii) the information is disclosed, in good faith, by a legally legitimate and/or entitled third party, and (iv) the disclosure of the information is required by law, court order and/or government agency order.

12.	COMPLIANCE WITH ANTI-CORRUPTION LAWS

12.1.	The COMPANY undertakes, recognizes and warrants that:

a)	Both the COMPANY, as well as any of the companies or persons that control it, its subsidiaries, partners, legal representatives, administrators, employees and agents related in any way to the Relevant Commitment[1], will comply at all times during the Relevant Commitment (including, if applicable, the acquisition of products and / or content that are related to the supply of goods and / or provision of services covered by this agreement) with all applicable anti-corruption laws, statutes, regulations and codes, including, without limitation, the U.S. Foreign Corrupt Practices Act - FCPA (collectively, "Anti-Corruption Policy").

b)	In relation to the Relevant Commitment, the COMPANY, the companies or persons that control it, its subsidiaries, partners, legal representatives, administrators, employees and agents, will not offer, promise or deliver, or, before signing this contract, have already offered, promised or delivered, directly or indirectly, money or objects of value to (i) "Public Officer"[2] in order to influence their actions or of a specific public agency or, in some way, to obtain an undue advantage; (ii) any other person, if they are aware that all or part of the money or of the object of value will be offered or delivered to a Public Officer in order to influence their actions or with a certain public agency or, in some way, to obtain a undue advantage; or (iii) any other person in order to induce them to act in an unfair or in any way inappropriate manner;

c)	The COMPANY will keep and maintain accurate and reasonably detailed books and financial records in relation to this Agreement and the Relevant Commitment;

d)	The COMPANY has, and will maintain in force during the term of this agreement, its own policies and / or procedures to ensure compliance with the Anti-Corruption Laws, and to reasonably ensure that violations of the Anti-Corruption Laws are prevented, detected and deterred;

1 Relevant Commitment is the object of this Agreement.

22. “Public Employee”: includes anyone working for or on behalf of a federal, state, municipal or district government agency, offices, agencies, direct or indirect administration (including government owned or controlled companies) or any international public organization. This expression also includes political parties, party employees and candidates for public office.

e)	The COMPANY will immediately report to VIVO any breach of any of the obligations described in letters (a), (b) and (c) of this Clause. In the event of such non-compliance, VIVO reserves the right to demand from the COMPANY the immediate adoption of appropriate corrective measures;

f)	The COMPANY'S manifestations, warranties and commitments contained in this Clause shall apply in their entirety to any third party subject to the control and influence of the COMPANY, or acting on its behalf, with respect to the Relevant Commitment; so that the COMPANY declares that it has taken all reasonable steps to ensure the fulfillment of obligations, guarantees and commitments by such third parties. Further, no right or obligation, nor any service to be provided by the COMPANY with respect to the Relevant Commitment, shall be assigned, transferred or subcontracted to any third party without VIVO's prior written consent;

g)	The COMPANY will periodically certify that it complies with this Clause whenever requested by VIVO.

12.2.	Noncompliance.

a)	Noncompliance with this "Compliance with Anti-Corruption Laws" Clause will be considered a serious breach of contract. In the event of such non-compliance, unless if it is corrected as provided for in letter (e) of the previous Clause, this agreement may be immediately suspended or terminated by VIVO without having to pay any amount due to the COMPANY.

b)	To the extent permitted by applicable law, the COMPANY will indemnify and exempt VIVO from any and all claims, damages, losses, penalties and costs (including, but not limited to, attorney's fees) and any expenses arising from or related to non-compliance by the COMPANY of its obligations contained in this Clause of "Compliance with Anti- Corruption Laws".

12.3.	VIVO will have the right to audit the COMPANY's compliance with its obligations and manifestations contained in the Clause of "Compliance with the Anti-Corruption Law". The COMPANY will fully cooperate with any audit, review or investigation carried out by or on behalf of VIVO.

13	FORUM

13.1	The Parties elect the District Court of the City of São Paulo / SP, excluding any other, however special it may be, to investigate and judge any action or settle issues arising from or related to this Agreement.

In witness whereof, the Parties sign 2 (two) counterparts of equal content, in the presence of the 02 (two) undersigned witnesses, for all legal purposes and effects.

São Paulo, April 1, 2020.

/s/ Authorized Representative	/s/ Authorized Representative

TELEFONICA BRASIL S.A.

/s/ Fábio Matias de Souza /s/ Renato Friedrich

ZENVIA MOBILE SERVIÇOS DIGITAIS SA